                            NOTE PURCHASE AGREEMENT

         This NOTE PURCHASE AGREEMENT (the "Agreement") is entered into as of December 31, 1998 by and among First Seismic Corporation, a Texas Corporation ("First"), and the undersigned holders (the "Noteholders" and each individually a "Noteholder") of the 6% Secured Promissory Notes issued by First on May 12, 1993 in the aggregate principal amount of $500,000 (the "Notes").


                                    RECITALS

         1. First desires to purchase from the Noteholders the Notes in exchange for 977,508 shares of First's common stock ("Common Stock"), par value $0.01 per share, (the "Shares") and the Noteholders desire to sell such Notes to First.

         2. The Notes were secured by First through a Stock Pledge Agreement, executed in May 1993, by the Noteholders and the Chairman of First, Rogers Beall (the `Pledge Agreement"), by which the Noteholders received a collateral interest in all of the shares of common stock of First Exchange Corporation, a Delaware corporation and wholly-owned subsidiary of First (the "Security Interests").

         3. In addition to the Notes and the Security Interests, the Noteholders received Warrants (the "Warrants") to purchase 500,000 shares of First's common stock at a strike price of $.50 per share which will expire June 1, 2000.

         4. The transactions contemplated by this Agreement are conditioned upon and subject to each Noteholder conveying the Notes to First and canceling all Security Interests held by such Noteholder, the holders of an aggregate of 80% of the Warrants (the "80% Holders") entering into an agreement with First to exercise all of the outstanding Warrants held by such Holders and exchange all such Warrants for additional warrants to purchase shares of common stock of First (the "Warrant Agreement") and the closing of such agreement concurrently with the closing of this Agreement.

         5. The Noteholders are familiar with the business, financial condition and prospects of First and acknowledge that in connection with the transactions contemplated by this Agreement and the Warrant Agreement they have been afforded the opportunity to review certain financial information regarding First and to ask questions of and receive satisfactory answers from management of First concerning the business, financial condition and prospects of First.

         In consideration of the premises and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this Agreement:


                  "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a day on which commercial banks in Houston, Texas are required or authorized to be closed.

                  "FORTESA" shall mean Fortesa Corporation, a Texas corporation whose principal place of business is 2470 Gray Falls, Suite 190, Houston, TX 77077.

                  "GAAP" means generally accepted accounting principles (including principles of consolidation) in the United States of America, in effect from time to time, consistently applied.

                  "GOVERNMENTAL REQUIREMENT" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement (including but not limited to any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

                  "LIEN" means, with respect to any Person, any mortgage, deed of trust, lien, security interest, pledge, lease, conditional sale contract, claim, charge, easement, right of way, assessment, restriction and other encumbrance of every kind.

                  "PERSON" means an individual or individuals, a partnership, a corporation, a company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other form of legal entity, or a Governmental Authority.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "SUBSIDIARY" means, as to any Person, any corporation, company, association, partnership, limited liability company or other business entity of which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits of capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries.

                  "WARRANT AGREEMENT" means the Warrant Agreement to be executed by First and holders of no less than 80% of the Warrants, substantially in the form of Exhibit "A" hereto, as the same may be amended, supplemented, or otherwise modified from time to time.

                                   ARTICLE II

                     PURCHASE AND SALE OF THE NOTE; CLOSING

         2.1 SALE AND PURCHASE OF NOTE AND SECURITY AGREEMENT. Upon the terms and subject to the conditions set forth herein, each Noteholder shall sell to First, and First shall purchase from such Noteholder, all Notes held by such Noteholder, which Notes, including all outstanding principal and accrued interest in connection therewith, shall be canceled in exchange for a number of Shares equal to the outstanding balance of principal and interest of such Notes in U.S. dollars multiplied by 2.18055 (the "Exchange Ratio"), resulting in an aggregate of 977,508 Shares being issued pro rata to the Noteholders in exchange for all Notes.

         2.2 CLOSING. The closing (the "Closing") shall take place at the offices of First Seismic Corporation, located at 2470 Gray Falls, Suite 190, Houston, Texas on January 15, 1999, at 10:00 a.m., Houston time, or at such other time, date and place as the parties may agree (the "Closing Date").

         2.3 ACTIONS TO OCCUR AT CLOSING. At the Closing (i) each Noteholder shall sell, transfer, convey and deliver to First, or its designated closing agent, the Notes owned by such Noteholder and shall waive all rights and claims to payment of principal and accrued interest thereunder evidenced by the delivery of an assignment and release in form acceptable to First and its counsel; (ii) First shall issue to each Noteholder the number of shares required by Section 2.1, as evidenced by the delivery of a certificate representing such number of Shares registered in the name of such Noteholder or its nominee, as designated in writing by such Noteholder prior to the Closing; (iii) each Noteholder shall deliver to First free of all liens all of the shares of common stock of First Exchange Corporation held by such Noteholder as a Security Interest; and (iv) each Noteholder shall file the necessary UCC filings to record the removal of all Liens on the Security Interests. The closing of the Warrant Agreement shall occur simultaneously with the Closing.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF FIRST. First (on its own behalf and on behalf of its Subsidiaries) represents and warrants to each Noteholder that:

                  3.1.1 CORPORATE EXISTENCE. First is duly organized, legally existing, and in good standing under the laws of the jurisdictions in which it is incorporated and is duly qualified as a foreign corporation (or other legal entity) in all jurisdictions in which the nature of its business activities or its ownership or leasing of property makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business condition or results of operations of First and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

                  3.1.2 CORPORATE POWER AND AUTHORIZATION. First has the requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the Warrant Agreement, and to consummate the transactions contemplated hereby and thereby. All action on First's part, including approval of its Board of Directors, requisite for the due execution, delivery, and performance of this Agreement has been duly and effectively taken.

                  3.1.3 VALID ISSUANCE. The Shares have been duly and validly authorized for issuance by First and, when issued in accordance with the terms and conditions contained in this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights.

                  3.1.4 BINDING OBLIGATIONS. This Agreement is and, upon the execution, issuance, and delivery by First, will be enforceable in accordance with its terms except that enforcement may be subject to (i) any applicable bankruptcy, insolvency or other similar laws generally affecting the enforcement of creditors' rights and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  3.1.5 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein or contemplated hereby nor the fulfillment by First of the terms hereof will (a) violate any provision of the Articles of Incorporation or the bylaws of First, (b) require any consent or approval (other than any consent or approval that has previously been obtained) under any of the terms, conditions or provisions of any governmental permit, note, bond, mortgage, indenture, loan, distribution agreement, license, agreement, lease, or instrument or obligation to which First is a party or by which First may be bound (except where the failure to obtain such consent or approval will not have a Material Adverse Effect), or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule, or regulation of any foreign or domestic federal, state, county, municipal, or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court, or any political subdivision thereof ("Governmental Authority")applicable to First except where such violation will not have a Material Adverse Effect.

                  3.1.6 CONSENTS. All necessary consents, approvals, qualifications, orders, or authorizations of, or filings with, any Governmental Authority, and all consents under any material contracts, agreements, or instruments by which First is bound or to which it is subject, and required in connection with First's valid execution, delivery, or performance of this Agreement and the offer, sale, and delivery of the Shares and the consummation of any other transaction contemplated on the part of First have been obtained or made.

                  3.1.7 MATERIAL ADVERSE CHANGES. Since December 31, 1997, there has been no Material Adverse Effect.

                  3.1.8 LITIGATION. Except as discussed in Schedule 3.1.8 or as described in any report delivered to the Noteholders, there is no action, suit, or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of First, threatened against First or any material property of First before any court or arbitrator or any governmental or administrative body, agency or official (i) which challenges the validity of this Agreement or the issuance of the Shares; or (ii) which, if adversely determined, would have a Material Adverse Effect.

                  3.1.9 FEES AND COMMISSIONS. Neither First nor, to the knowledge of First, any of First's affiliates has retained a finder, broker, agent, financial advisor, or other intermediary (collectively, an "Intermediary") in connection with the transactions contemplated by this Agreement. First has a regular investment banking agreement with Nicholas Rockecharlie, for future fundraising which does not cover the transactions contemplated by this Agreement.

                  3.1.10 STRUCTURE; CAPITALIZATION. As of the Closing Date and after giving effect to the transactions contemplated in this Agreement
         (i) First's authorized capital stock will consist of 11,000,000 shares, of which 10,000,000 are designated Common Stock and 1,000,000 are designated preferred stock, par value $1.00 ("Preferred Stock"); (ii) 8,708,593 shares of Common Stock will be issued and outstanding and 1,291,607 shares of Common Stock are or will be reserved for issuance in connection with the Company's outstanding warrants and stock options (500,000 of which will be reserved for issuance in connection with the closing of the new Warrant Agreements), all of which, when issued in accordance with the terms of such warrants and stock options, will be validly issued, fully paid, and non-assessable; (iii) 50,000 shares of Preferred Stock are issued and outstanding and 150,000 of Preferred Stock are reserved for issuance in connection with the Fortesa Merger, all of which, when issued in accordance with the Fortesa Merger agreement will be validly issued, fully paid, and nonassessable; (iv) except as disclosed on Schedule 3.1.10 no shares of Common Stock are owned or held by or for the account of First or any of its Subsidiaries; (v) except as disclosed on Schedule 3.1.10 neither First nor any of its Subsidiaries has outstanding any stock or other securities convertible into or exchangeable for any shares of capital stock, any rights to subscribe for or to purchase or any options for the purchase of or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of any capital stock, or any stock or securities convertible into or exchangeable for any capital stock which have not been waived (other than as contemplated by this Agreement); and (vi) except as disclosed on Schedule 3.1.10, neither First nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock.

         3.2 REPRESENTATIONS AND WARRANTIES OF NOTEHOLDER. To induce First to enter into this Agreement, each Noteholder represents and warrants to First that:

                  3.2.1    PURCHASE FOR INVESTMENT.

                  (a) Each Noteholder is acquiring the Shares for its own account and not with a view to the public resale or distribution of all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act.

                  (b) Each Noteholder acknowledges that the shares of Common Stock issuable by First under this Agreement have not been registered under the Securities Act and may not be sold or otherwise transferred unless (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under, or otherwise in compliance with the Securities Act. Each Noteholder acknowledges and agrees that in the case of a transfer or other disposition pursuant to clause (ii) above, such Noteholder shall be required to provide to First an opinion of counsel satisfactory to First to the effect that registration under the Securities Act is not required.

                  (c) Each Noteholder is an "accredited investor" within the meaning of Rule 501 under Regulation D promulgated under the Securities Act, is experienced in evaluating investments in companies such as First, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the entire economic risk of its investment. Each Noteholder has made its own evaluation of its sale of the Notes and First's issuance of Shares as contemplated by this Agreement, based upon such information as is available to it and without reliance upon First or any other person or entity, and each Noteholder agrees that neither First nor any other person or entity has any obligation to furnish any additional information to the Noteholders except as expressly set forth herein.

                  (d) Each Noteholder acknowledges that the Shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares, issuable upon conversion of the Note, or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.

                  (e) Each Noteholder agrees that stock certificates issued as part of the Consideration shall bear legends in substantially the following form:

                  "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION TINDER THE SECURITIES ACT. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

                  3.2.2 AUTHORIZATION; NO CONFLICT. The Noteholders have all requisite power and authority to enter into this Agreement and to carry out and perform their obligations under the terms of this Agreement. This Agreement is a legal, valid, and binding obligation of the Noteholders. The execution, delivery, and performance of this Agreement by the Noteholders and the consummation by the Noteholders of the transactions contemplated hereby will not conflict with or result in a default under the terms of any material contract, agreement, obligation, commitment, or organizational document applicable to any Noteholder.

                  3.2.3 OWNERSHIP OF NOTE. Each Noteholder is the sole owner and holder of the Notes which such Noteholder will sell to First. There is no adverse claim against each Noteholder's interest in the Notes; nor is there any person who should claim to be a "bona fide purchaser" of the Notes other than Noteholder.

                                   ARTICLE 1V

                              REGISTRATION RIGHTS

         4.1 PIGGY-BACK REGISTRATION RIGHTS. First covenants and agrees with the Noteholder, that, in the event First proposes to file a registration statement under the Securities Act with respect to a firm commitment offering of Common Stock (other than in connection with an exchange offer or a registration statement on Form S-4 or S-8 or other similar registration statements not available to register securities included), First shall in each case give written notice of such proposed filing to the Noteholders at least 30 days before the earlier of the anticipated or the actual effective date of the registration statement and at least ten days before the initial filing of such registration statement and such notice shall offer to such holders the opportunity to include in such registration statement such number of shares of Common Stock issued pursuant to this Agreement (the `Piggy-back Securities") as they may request. Those Noteholders desiring inclusion of Piggy-back Securities in such registration statement shall so inform First by written notice, given within ten days of the giving of such notice by First in accordance with the provisions of this Section 4.1. First shall permit, or shall cause the managing underwriter of a proposed offering to permit, the holders of Piggy-back Securities requested to be included in the registration to include such securities in the proposed offering on the same terms and conditions as applicable to securities of First. Notwithstanding the foregoing, if any such managing underwriter shall advise First in writing that, in its opinion, the distribution of all or a portion of the Piggy-back Securities requested to be included in the registration concurrently with the securities being registered by First would adversely affect the distribution of such securities by First for its own account, then, provided that if any other securities are included in such registration statement for the account of any person other than First and the holders of Piggy-back Securities, such securities, including the Piggy-back Securities, so included shall be apportioned among holders who wish to be included therein pro rata according to amounts so requested to be included by each such person. No such delay shall in any event impair any right granted hereunder to make subsequent requests for inclusion pursuant to the terms of this Agreement. All expenses of such registration shall be borne by First, except that underwriting commissions and expenses attributable to the Piggy-back Securities and fees and distributions of counsel and other advisors (if any) to the holders requesting that the Piggy-back Securities be offered will be borne by such holders.

                                   ARTICLE V

                        CONDITIONS PRECEDENT TO CLOSING

         5.1 CONDITIONS TO CLOSING BY FIRST. The obligation of First to purchase the Notes on the Closing Date is subject to the fulfillment to its satisfaction at or prior to the Closing Date of each of the following conditions:

                  5.1.1 ACCEPTANCE OF OFFER. This Agreement shall have been signed by all of the Noteholders and First shall have received evidence to First's satisfaction that each of the Noteholders is authorized to enter into this Agreement and to perform the terms and conditions thereof.

                  5.1.2 FORTESA MERGER. Fortesa and First shall have entered into an agreement by which First will merge with and into Fortesa and Fortesa will become a wholly-owned Subsidiary of First (the "Fortesa Merger"). The Fortesa Merger shall have closed concurrently with the Closing.

                  5.1.3 BOARD OF DIRECTORS APPROVALS. The Board of Directors of First shall have approved the issuance of additional shares of common stock of First pursuant to the exercise of the outstanding Warrants in accordance with the terms of the Warrant Agreement and subject to the conditions contained therein, the issuance of a new warrant to purchase additional common stock of First at an exercise price of $.30 per share issuable in accordance with the terms of the Warrant Agreement and subject to the conditions contained therein and the conversion of the outstanding 12% Senior Notes into shares of Common Stock.

                  5.1.4 EXERCISE OF $0.50 WARRANTS. Holders of an aggregate of at least 80% of the outstanding Warrants shall have entered into the Warrant Agreement which agreement is required to close concurrently with the Closing as a condition precedent to the Closing. Those Noteholders party to the Warrant Agreement shall have performed and complied with all agreements and conditions contained in the Warrant Agreement required to be complied with by it prior to the closing of the Warrant Agreement.

                  5.1.5 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 3.2 shall be true and correct when made and shall be true and correct as of the Closing Date as if made on the Closing Date.

                  5.1.6 PERFORMANCE; DEFAULTS. The Noteholders shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Closing Date and, after giving effect to the purchase and sale of the Notes, no default or Event of Default shall have occurred and be continuing.

                  5.1.7 LEGAL INVESTMENT. As of the Closing Date, the purchase of the Notes and the issuance of Shares by First shall (a) be legally permitted by all laws and regulations to which regulations of each jurisdiction to which each Noteholder and First are subject, (b) not violate any applicable Governmental Requirement, and
         (c) not subject to any tax, penalty, or liability under or pursuant to any applicable Governmental Requirement.

                  5.1.8 PROCEEDINGS AND DOCUMENTS. As of the Closing Date, all corporate, if applicable, and other proceedings in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to First, and First shall have received on or prior to the Closing Date copies of all such legal documents or proceedings taken in connection with the consummation of such transactions.

                  5.1.9 QUALIFICATIONS. As of the Closing Date, all authorizations, approvals, or permits of or filings with any Governmental Authority that are required by law in connection with the lawful issuance, sale, and delivery of the Shares (as applicable) shall have been duly obtained by each Noteholder and shall be effective on and as of the Closing Date.

                  5.1.10 CONSENTS. On or prior to the Closing Date, each Noteholder shall have received in writing consents required of third parties for the consummation of the transactions contemplated hereby, pursuant to any law, contract, agreement, or instrument by which such Noteholder is bound or to which it is subject.

         5.2 CONDITIONS TO CLOSING BY THE NOTEHOLDERS. The obligations of the Noteholders to sell the Note and the Warrants to First are subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

                  5.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of First contained in Section 3.1 shall be true and correct when made, and shall be true and correct as of the Closing Date as if made on the Closing Date.

                  5.2.2 PERFORMANCE. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by First on or prior to the Closing Date.

                                   ARTICLE VI

                                 MISCELLANEOUS

         6.1 TERMINATION OF NOTES. Upon completion of the transactions in this Agreement the Notes will be canceled and will be of no further force or effect.

         6.2 TERMINATION OF SECURITY AGREEMENT. Upon completion of the transactions in this Agreement the Security Agreement will be terminated and will be of no further force or effect and all Liens upon the common stock of First Exchange Corporation will be canceled and all necessary UCC filings shall have been made to evidence the removal of such Liens.

         6.3 CONSENT TO AMENDMENTS; WAIVERS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived only by the written agreement of the Noteholders and First. Any waiver, permit, consent, or approval of any kind or character on the part of such holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

         6.4 SURVIVAL OF TERMS; FAILURE TO CLOSE. All representations, warranties, and covenants contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of First for a period of one year. Notwithstanding anything herein to the contrary, in the event the Closing Date has not occurred on or before January 15, 1999 First may terminate its obligations under this Agreement by written notice to the Noteholders.

         6.5 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors of the parties hereto, whether so expressed or not and the permitted assigns of the parties hereto including, without limitation and without need of any express assignment. This Agreement and the rights and obligations of the Noteholders shall not be assigned without the prior written consent of First.

         6.6 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement unless the consummation of the transaction contemplated hereby is materially and adversely affected thereby.

         6.7 EXPENSES. First and the Noteholders hereby agree that each party hereunder shall bear its own costs and expenses in connection with this Agreement or any of the transactions contemplated hereby.

         6.8 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

         6.9 GOVERNING LAW. Each Noteholder hereby consents and agrees that this Agreement shall be deemed a contract and instrument made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas without regard to principles of conflicts of law.

         6.10     DISPUTES; EXCLUSIVE METHOD; JURISDICTION.

         (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THE NOTE OR THE OTHER OPERATIVE DOCUMENTS, INCLUDING ANY CLAIM OR CONTROVERSY OF ANY KIND BASED ON OR ARISING IN TORT, SHALL BE DETERMINED EXCLUSIVELY BY BINDING ARBITRATION IN ACCORDANCE WITH THE U.S. FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES AND THE RULES SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, `THE RULES SET FORTH IN SECTION 6.10(b) BELOW SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THE NOTE OR THE OTHER OPERATIVE DOCUMENTS MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH EITHER THE NOTE OR ANY OPERATIVE DOCUMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         (b) THE ARBITRATION SHALL BE CONDUCTED IN HOUSTON, TEXAS AND ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION. ALL ARBITRATION HEARINGS WILL BE COMMENCE WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION. THE ARBITRATOR SHALL, ONLY UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR AN ADDITIONAL 60 DAYS. THE ARBITRATOR SHALL NOT HAVE AUTHORITY TO AWARD PUNITIVE, CONSEQUENTIAL, OR INCIDENTAL DAMAGES.

         (c) THE PROVISIONS OF THIS SECTION 6.10 SHALL SURVIVE ANY TERMINATION, AMENDMENT, OR EXPIRATION OF THE DOCUMENTS EVIDENCING THE TRANSACTIONS. EACH PARTY AGREES TO KEEP ALL DISPUTES AND ARBITRATION PROCEEDINGS STRICTLY CONFIDENTIAL, EXCEPT FOR DISCLOSURES OF INFORMATION REQUIRED IN THE ORDINARY COURSE OF BUSINESS OF THE PARTIES OR BY APPLICABLE LAW OR REGULATION.

         (d) Each of the parties hereto submits itself and its property to the personal jurisdiction of the United States District Court for the Southern District of Texas and the courts of the State of Texas sitting in and for Harris County in any such action or proceeding.

         6.11 FINAL AGREEMENT. THIS AGREEMENT, AND THE OTHER OPERATIVE DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE NOTEHOLDERS AND FIRST CONCERNING THE MATTERS REFERRED TO HEREIN AND THEREIN, AND SUPERSEDE ALL
PRIOR AGREEMENTS AND UNDERSTANDINGS AMONG THE NOTEHOLDERS AND FIRST RELATING
TO THE SUBJECT MATTER HEREOF AND THEREOF. THERE ARE NO UNWRITTEN ORAL
AGREEMENTS BETWEEN OR AMONG THE PARTIES. Any conflict or ambiguity between the terms and provisions of this Agreement and the terms and provisions of any other Operative Document shall be controlled by the terms and provisions hereof.

         6.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

         6.13 FURTHER COOPERATION. At any time and from time to time, and at its own expense, the Noteholders and/or First shall promptly execute and deliver all such documents and instruments, and do all such acts and things, as any party may reasonably request in order to further effect the purposes of this Agreement.

         6.14 NOTICES. Unless specifically provided otherwise, any notice for purpose of this Agreement or any other document pursuant to this Agreement shall be given in writing or by telex or by facsimile (fax) transmission and shall be addressed or delivered to the respective addresses set forth at the end of this Agreement, or to such other address as may have been previously designated in writing by the intended recipient by notice given in accordance with this paragraph. If sent by prepaid, registered or certified mail (return receipt requested), the notice shall be deemed effective when the receipt is signed or when the attempted initial delivery is refused or cannot be made because of a change of address of which the sending party has not been notified; and if transmitted by facsimile or personal delivery the notice shall be effective when received. All notices, requests, and other communications to any party hereunder shall be in writing (including bank wire, telecopy, or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the other parties.

         6.15 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of First in exercising any right or remedy under this Agreement and no course of dealing between the Noteholders and First shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement. The rights and remedies expressly provided are cumulative and not exclusive and any rights or remedies that First would otherwise have. No notice to or demand on the Noteholders not otherwise required by this Agreement in any case shall entitle the Noteholders to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of First to any other or further action in any circumstances without notice or demand.

         6.16 EXHIBITS; SCHEDULES. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered to be a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits or schedules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                       FIRST SEISMIC CORPORATION


                                       By:
                                          ------------------------------------
                                       Name:    Rogers E. Beall
                                       Title:   Chairman


                                       Address for Notice:
                                            2470 Gray Falls, Suite 190
                                            Houston, TX 77077
                                       Attention:        Holly Lee
                                       Telecopy:         (281) 597-8887


[CORPORATE SEAL)
ATTEST:

----------------------------------

                                       NOTEHOLDER

                                       By:
                                          ------------------------------------
                                       Name:    ((Name))
                                       Title:   ((title))
                                       Outstanding original balance plus
                                       accrued interest: ((yellow))
                                       Number of shares to be received upon
                                       conversion: ((orange))

                                       Address for Notice:
                                       ((Address))
                                       ((Address2))
                                       ((City)), ((State)) ((Zip))
                                       Attention:
                                                  -----------------------------
                                       Telecopy:
                                                -------------------------------
                                       with a copy to:
                                                      -------------------------

ATTEST:
       -----------------------------

                                   EXHIBIT A
                                       TO
                            NOTE PURCHASE AGREEMENT


                                    FORM OF
                               WARRANT AGREEMENT

                                 SCHEDULE 3.1.8
                               PENDING LITIGATION
                      AND MATTERS FOR WHICH FORMAL WRITTEN
                             DEMANDS HAVE BEEN MADE


Filed 1997

         Case No. 97CV981 BU(W); EAST TEXAS DATA, LLC AND CAPMAC EIGHTY-TWO LIMITED PARTNERSHIP V. SEITEL DATA, INC. AND FIRST SEISMIC CORPORATION, In the United States District Court, Northern District of Oklahoma.

         This case involves suit by minority partners of the previous owners of First Seismic's East Texas data library for 7 1/2% of proceeds of use of that seismic data acquired by First Seismic in 1989 from the majority partners, Freeport-McMoran and SantaFe Energy. This data was re-sold by First Seismic to Seitel in 1994, with revenue interests therefrom pledged to the 12% Senior Noteholders of First Seismic. First Seismic was indemnified by Freeport-McMoran and SantaFe Energy when data was initially acquired by First Seismic against the plaintiffs. First Seismic has subsequently indemnified Seitel, but Seitel has still held up payment of approximately $70,000 which corresponds to two (2) years of First Seismic's revenue interest proceeds, pending the outcome of the suit.


                             Schedule 3.1.8-1

                                 SCHEDULE 3.1.10
                             CAPITAL STOCK OWNERSHIP


First Seismic currently holds 43,855 shares of Common Stock as Treasury stock.